EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 3, 2016, amends the Credit Agreement (as amended, restated, modified or supplemented prior to the date hereof, the “Credit Agreement”) dated as of June 7, 2013 among PHILLIPS 66 PARTNERS LP, a Delaware limited partnership (the “Borrower”), PHILLIPS 66 PARTNERS HOLDINGS LLC, a Delaware limited liability company (the “Initial Guarantor”), the lenders party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
Preliminary Statement: The parties desire to amend the Credit Agreement to (i) extend the Commitment Termination Date, (ii) amend the Ratings-Based Pricing Grid, (iii) increase the aggregate Commitments to $750,000,000, and (iv) make certain other amendments as provided herein. Therefore, the parties hereto agree as follows:
Defined Terms; References. Unless otherwise defined in this Amendment, each capitalized term used but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the Amendment Effective Date, refer to the Credit Agreement as amended hereby.
I. AMENDMENT
Effective as of the Amendment Effective Date (as defined in Section 3.1 below), the Credit Agreement is amended as follows:
1.1    New Definitions. The following new definitions are hereby inserted into Section 1.1 of the Credit Agreement in appropriate alphabetical order:
“Bail-In Action”: The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation”: With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Contingent Indemnity Agreement”: Any agreement entered into by the Borrower or any of its Subsidiaries (the “Contingent Obligor”) in favor of another Person, in which the Contingent Obligor agrees to provide an indemnity with respect to obligations (the “Original Obligation”) of another Person (the “Original Obligor”); provided that, the Contingent Obligor is required to make a payment pursuant to such agreement only to the extent that the obligee on the Original Obligation cannot obtain repayment of the Original Obligation from the Original Obligor after exhausting all other remedies and recourse available to such obligee.
“EEA Financial Institution”: (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country”: Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule”: The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Joint Venture”: a Person the Equity Interests of which are owned by the Borrower or a Subsidiary with one or more third parties so long as such Person does not constitute a Subsidiary.
“Second Amendment”: The Second Amendment to Credit Agreement dated as of October 3, 2016, among the Borrower, the Guarantors signatories thereto, the Lenders signatories thereto, and the Administrative Agent.
“Second Amendment Effective Date”: The date that the Second Amendment becomes effective pursuant to Section 3.1 of the Second Amendment.
“Write-Down and Conversion Powers”: With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2    Amended Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:
(a)    The definition of “Acquisition Period” is hereby amended to read as follows:
“Acquisition Period”: the period beginning with the date on which payment of the purchase price for a Specified Acquisition is made and ending on the earlier of (a) the last day of the second full fiscal quarter following the fiscal quarter in which such payment is made, and (b) the date on which the Borrower notifies the Administrative Agent that it desires to end the Acquisition Period for such Specified Acquisition; provided that once any Acquisition Period is in effect, the next Acquisition Period may not commence until the termination of such Acquisition Period then in effect. As used above, “Specified Acquisition” means any one or more transactions (i) pursuant to which the Borrower or any Restricted Subsidiary acquires, for an aggregate purchase price of not less than $50,000,000, Equity Interests or other property or assets (other than acquisitions of Equity Interests of a Person, capital expenditures and acquisitions of inventory or supplies, in each case, in the ordinary course of business) of, or of an operating division or business unit of, any other Person, and (ii) which is designated by the Borrower (by written notice to the Administrative Agent) as a “Specified Acquisition”.
(b)    The definition of “Co-Documentation Agents” is hereby amended to read as follows:
“Co-Documentation Agents”: collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, Royal Bank of Canada, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., The Bank of Nova Scotia, and TD Securities (USA) LLC.

(c)    The definition of “Co-Syndication Agents” is hereby amended to read as follows:
“Co-Syndication Agents”: collectively, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., and DNB Bank ASA, New York Branch.
(d)    The proviso in the definition of “Commitment” is hereby amended to read as follows:
provided that the Commitments shall not at any time exceed (x) $750,000,000 in the aggregate, or (y) after any Commitment increase pursuant to Section 2.4(b), the aggregate amount of the Commitments as so increased, but in no event more than $1,000,000,000.
(e)    The definition of “Commitment Termination Date” is hereby amended to read as follows:
“Commitment Termination Date”: October 3, 2021, or such later date as shall be agreed to by a Lender pursuant to the provisions of Section 2.21 or, if such date is not a Business Day, the Business Day next preceding such date.
(f)    The definition of “Consolidated EBITDA” is hereby amended by deleting the fourth paragraph of such definition and amending the second paragraph thereof to read as follows:
In the event the Borrower or any of its Restricted Subsidiaries or any Joint Venture in which any such Person is a venture partner, acquires Equity Interests or other property or assets (other than acquisitions of Equity Interests of a Person, capital expenditures and acquisitions of inventory or supplies, in each case, in the ordinary course of business) of, or of an operating division or business unit of, any other Person, at the Borrower’s option, Consolidated EBITDA for the relevant period shall be calculated (without duplication) after giving effect, on a pro forma basis, to such acquisition as if such acquisition occurred on the first day of the period. Any such pro forma adjustments shall be calculated in good faith by the Borrower and shall be supported by reasonably detailed calculations furnished together with the compliance certificate delivered pursuant to Section 5.1(c) for the applicable period.
(g)    The definition of “Defaulting Lender” is hereby amended by (i) deleting the word “or” at the end of clause (e)(i) and inserting in lieu thereof a comma and (ii) inserting after the end of clause (ii) thereof the following phrase “or (iii) become the subject of a Bail-in Action”.
(h)    The definition of “Guarantee” is hereby amended by revising the proviso at the end of the first sentence thereof to read as follows:
“provided that the term “Guarantee” shall not include any Contingent Indemnity Agreement or endorsements for collection or deposit in the ordinary course of business”.
(i)    The definition of “Indebtedness” in Section 1.1 of the Credit Agreement is amended by deleting clause (e) and inserting in lieu thereof the following new clause (e):
(e) all Indebtedness of others secured by a Lien on any asset of such Person (other than a Lien on Equity Interests in an Unrestricted Subsidiary or Joint Venture owned by such Person securing Non-Recourse Debt on which such Unrestricted Subsidiary or Joint Venture is an obligor), whether or not such Indebtedness is assumed by such Person (provided, that for purposes of this clause (e), if such Person has not assumed or otherwise become personally liable for any such Indebtedness, the amount of Indebtedness of such Person in connection therewith shall be limited to the lesser of (i) the fair market value of such asset(s) and (ii) the amount of Indebtedness secured by such Lien).

(j)    The definition of “Issuing Bank” is hereby amended to read as follows:
“Issuing Bank”: each Principal Issuing Bank, and any Lender which, with the consent of such Lender, is designated by the Borrower by notice to the Administrative Agent and approved by the Administrative Agent, each in its capacity as issuer of any Letter of Credit. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank that have been approved by the Borrower, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
(k)    The definition of “Joint Lead Arrangers” is hereby amended to read as follows:
“Joint Lead Arrangers”: collectively, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., DNB Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Royal Bank of Canada, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., The Bank of Nova Scotia, and TD Securities (USA) LLC.
(l)    The definition of “Non-Recourse Debt” is hereby amended to read as follows:
“Non-Recourse Debt”: Indebtedness: (a) as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise, in either case, other than a pledge of the Equity Interests of an Unrestricted Subsidiary or a Joint Venture that is an obligor on such Indebtedness; and (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary or Joint Venture) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its maturity. For purposes of determining compliance with Section 6.3 hereof, in the event that any Non-Recourse Debt of any of the Borrower’s Unrestricted Subsidiaries or Joint Ventures ceases to be Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture, such event will be deemed to constitute an incurrence of Indebtedness by the Borrower or applicable Restricted Subsidiary.
(m)    The definition of “Principal Issuing Bank” is hereby amended to read as follows:
“Principal Issuing Bank”: each of The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd. and DNB Bank ASA, New York Branch.
(n)    The definition of “Qualified Project” is hereby amended to read as follows:
“Qualified Project”: the construction or expansion of any capital project of the Borrower, any of its Restricted Subsidiaries, or any Joint Venture, or the acquisition by any Person of any capital project that is under construction, has not yet achieved its Commercial Operation Date, or achieved its Commercial Operation Date less than three full calendar quarters prior to its acquisition, to the extent the aggregate actual or budgeted capital cost thereof (in each case, including the capital costs expended by the Borrower, any such Restricted Subsidiaries or any Joint Venture prior to the construction or expansion of such project, or the portion of the purchase price of such acquired project reasonably determined by the Borrower as allocable to the capital cost incurred by the seller thereof prior to such sale), exceeds $30,000,000.
(o)    The definition of “Qualified Project EBITDA Adjustments” is hereby amended to read as follows:
“Qualified Project EBITDA Adjustments”: with respect to each Qualified Project of the Borrower or any Restricted Subsidiary:
(a)    prior to the Commercial Operation Date of a Qualified Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Qualified Project) of an amount to be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) as the projected Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Qualified Project for the first 12-month period following the scheduled Commercial Operation Date of such Qualified Project (such amount to be determined based on customer contracts relating to such Qualified Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, commodity price assumptions, and other reasonable factors deemed appropriate by the Administrative Agent), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the Borrower and its Restricted Subsidiaries for the fiscal quarter in which construction of such Qualified Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Qualified Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Qualified Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75% and (v) longer than 365 days, 100%; and
(b)    thereafter, the sum of (i) actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Qualified Project for each full fiscal quarter after the Commercial Operation Date, plus (ii) an amount to be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) as the projected Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Qualified Project for the balance of the four full fiscal quarter period following the scheduled Commercial Operation Date for which actual results are not available (such amount to be determined promptly following the Commercial Operation Date of such Qualified Project based on customer contracts relating to such Qualified Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, commodity price assumptions, and other reasonable factors deemed appropriate by the Administrative Agent and using information updated through such Commercial Operation Date), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the Borrower and its Restricted Subsidiaries for such fiscal quarters.
(c)    Notwithstanding the foregoing:
(A)    no such additions shall be allowed with respect to any Qualified Project unless:

(1)    not later than 20 days prior to the delivery of any certificate required by the terms and provisions of Section 5.1(c) to the extent Qualified Project EBITDA Adjustments are requested to be made to Consolidated EBITDA in determining compliance with Section 6.9, the Borrower shall have delivered to the Administrative Agent a request which shall include (i) written pro forma projections of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Qualified Project and (ii) certification by the Borrower that all written information provided to the Administrative Agent for purposes of approving such pro forma projections (including information relating to customer contracts relating to such Qualified Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, and commodity price assumptions) was prepared in good faith based upon assumptions that were reasonable at the time they were made; and
(2)    prior to the date such certificate is required to be delivered pursuant to Section 5.1(c), the Administrative Agent shall have approved (such approval not to be unreasonably withheld or delayed) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent; and
(B)    Qualified Project EBITDA Adjustments may also be made with respect to any Qualified Project of any subsidiary of the Borrower that is not a Subsidiary (including any Unrestricted Subsidiary) or any Joint Venture of the Borrower, provided that any such Qualified Project EBITDA Adjustments shall be determined in the manner set forth in clauses (a) and (b) above, but based solely upon the projected (prior to the Commercial Operation Date) and actual (on and after the Commercial Operation Date) cash distributions projected to be received or actually received by the Borrower or a Restricted Subsidiary from such subsidiary or Joint Venture and the Administrative Agent has received reasonably detailed calculations from the Borrower to such effect and such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and
(C)    the aggregate amount of all Qualified Project EBITDA Adjustments during any period shall be limited to 30% of the total actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Qualified Project EBITDA Adjustments).
(p)    The definition of Subsidiary is hereby amended to read as follows:
“Subsidiary”: with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
(q)    The definition of “Swingline Commitment” is hereby amended by deleting “$50,000,000” and inserting in lieu thereof “$75,000,000”.

1.3    Accordion. Section 2.4(b) is hereby amended by deleting “$750,000,000” and inserting in lieu thereof “$1,000,000,000”.
1.4    Letters of Credit. Section 2.20(a) is hereby amended by deleting “$25,000,000” and inserting in lieu thereof “$50,000,000”.
1.5    Amendment to Section 2.21(a) (Extension of Commitment Termination Date). The first sentence of Section 2.21(a) of the Credit Agreement is amended by (a) deleting the phrase “anniversary of the First Amendment Effective Date” and replacing it with “anniversary of the Second Amendment Effective Date” and (b) revising the proviso at the end thereof by deleting the phrase “First Amendment Effective Date” and replacing it with “Second Amendment Effective Date”.
1.6    Defaulting Lenders. Section 2.22(b)(iii) is hereby amended by (i) deleting the word “No” at the beginning of the last sentence thereof and inserting in lieu of such deleted word the phrase “Subject to Section 9.21, no”.
1.7    Permitted Liens. Section 6.1(b) of the Credit Agreement is hereby amended by restating clause (xix) thereof to read as follows:
(xix)     Liens on Equity Interests in an Unrestricted Subsidiary or Joint Venture pledged to secure Non-Recourse Debt on which such Unrestricted Subsidiary or Joint Venture is an obligor.
1.8    Priority Debt. Section 6.3(b)(i)(A)(1) is hereby amended to read as follows:
(1) Liens existing on any asset of the Borrower or a Restricted Subsidiary on or before the Second Amendment Effective Date (x) if such Indebtedness is described on Schedule 6.3(b) or (y) if not described on Schedule 6.3(b) such Indebtedness has an aggregate outstanding principal amount not exceeding $10,000,000; or
1.9    Cross Acceleration. Article 7(e)(i) is hereby amended by deleting “$75,000,000” and inserting in lieu thereof “$100,000,000”.
1.10    Judgment Default. Article 7(g) is hereby amended by deleting “$75,000,000” and inserting in lieu thereof “$100,000,000”.
1.11    No Duties. Section 8.11 is hereby amended to read as follows:
Section 8.11 No Duties. None of the Joint Lead Arrangers, Co-Syndication Agents or Co-Documentation Agents shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than the duties, responsibilities and liabilities assigned to such entities in their capacities as Lenders, Issuing Banks, Swing Line Lender or Administrative Agent hereunder.
1.12    Notice Address. Section 9.2 of the Credit Agreement is hereby amended by replacing the notice information for the Borrower and the Guarantors with the following information:
The Borrower
and the Guarantors    Phillips 66
1075 W. Sam Houston Parkway N., Suite 200
Houston, TX 77043
Attention: John D. Zuklic – S1275

Vice President and Treasurer
Telephone: 844-619-3588
Facsimile: 918-977-9634
Email: DebtCompliance2@p66.com
With a copy to:    Phillips 66
1075 W. Sam Houston Parkway N., Suite 200
Houston, TX 77043
Attention: Janet Greene – N1336
Senior Counsel – Finance and Treasury
Telephone: 832-765-1240
Facsimile: 918-977-9618
Email: Janet.Greene@p66.com
1.13    EU Bail In Provision. Article 9 is hereby amended by inserting at the end thereof the following new Section 9.21:
Section 9.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
1.14    Commitments. Schedule I to the Credit Agreement is hereby amended to read as set forth on Schedule I to this Amendment.
1.15    Ratings-Based Pricing Grid. The Ratings-Based Pricing Grid (set forth in Annex B to the Credit Agreement) is deleted and replaced by the Ratings-Based Pricing Grid set forth below.

Senior Debt Ratings	Level 1	Level 2	Level 3	Level 4	Level 5
	A or A2 (or higher)	A- or A3	BBB+ or Baa1	BBB or Baa2	BBB- or Baa3 (or lower)
Applicable Margin for Eurocurrency Loans	0.875%	1.000%	1.125%	1.250%	1.500%
Applicable Margin for Reference Rate Loans	0.000%	0.000%	0.125%	0.250%	0.500%
Commitment Fee	0.080%	0.100%	0.125%	0.150%	0.200%

II. REPRESENTATIONS AND WARRANTIES
Each Loan Party hereby represents and warrants that:
(a)    prior to and after giving effect to this Amendment, the representations and warranties of such Loan Party (other than those representations and warranties that were made only on the Closing Date or the Availability Date) set forth in the Credit Agreement are true and correct in all material respects (provided that the foregoing materiality qualifier shall not be applicable to the representations and warranties that are subject to a materiality qualifier in the text thereof);
(b)    this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as may be limited by general principles of equity, by concepts of reasonableness or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and
(c)    prior to and immediately after giving effect to this Amendment, no Default or Event of Default exists on and as of the date hereof.
III. CONDITIONS TO EFFECTIVENESS
3.1    Effectiveness. This Amendment shall be effective on the date that the following conditions precedent shall have been satisfied (the “Amendment Effective Date”):
(a)    The Administrative Agent shall have received the following, each dated as of the Amendment Effective Date:
(i)    counterparts of this Amendment, executed by the Administrative Agent, the Swing Line Lender, each Issuing Bank, each Lender with a Commitment under the Credit Agreement as amended hereby, and each Loan Party;
(ii)    for the account of each Lender that has requested a Revolving Credit Note, a Revolving Credit Note conforming to the requirements of Section 2.2 and executed by an Authorized Officer of the Borrower;
(iii)    a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the authorization of such Loan Party to execute and deliver each Loan Document to which such Loan Party is party and to perform its obligations thereunder, (B) the charter, bylaws or other organizational documents of such Loan Party (or certification that the organizational documents delivered on the Availability Date have not been modified), and (C) the names, offices and true signatures of the officers executing any Loan Document on behalf of such Loan Party on the Amendment Effective Date, and otherwise in form and substance reasonably satisfactory to the Administrative Agent;
(iv)    a certificate, in form and substance reasonably satisfactory to the Administrative Agent, signed by a Financial Officer of the Borrower certifying that (A) no Default or Event of Default has occurred and is continuing, and (B) each of the representations and warranties made by each Loan Party in the Credit Agreement (other than those representations and warranties that were made only on the Closing Date or the Availability Date) are true and correct in all material respects (provided that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof);
(v)    favorable written opinions, reasonably satisfactory to the Administrative Agent, from each of Bracewell LLP, counsel to the Loan Parties, and of in-house counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders, covering such matters relating to the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request; and
(vi)    on or before the date that is five days prior to the Amendment Effective Date (or such later date as the Administrative Agent shall reasonably agree) all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent a reasonable period in advance of the date that is five days prior to the Amendment Effective Date.
(b)    (i) The Borrower shall have paid to each Departing Lender (as defined in Section 4.1 below) unpaid accrued interest, unpaid accrued Commitment Fees, and other amounts payable to such Departing Lender under the Credit Agreement, (ii) the Borrower shall have paid to each other Lender unpaid accrued Commitment Fees, and (iii) in the event that there are outstanding Loans under the Credit Agreement, each Departing Lender shall have received (or the Administrative Agent shall have received for the account of such Departing Lender), pursuant to the assignment described in Article IV of this Amendment, the amount due to such Departing Lender in respect of principal of such Loans.
(c)    The Borrower shall have paid fees and expenses that are required to be paid or reimbursed by the Borrower pursuant to the Loan Documents or pursuant to the commitment letter or the Fee Letters executed in connection with this Amendment on or before the Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the Amendment Effective Date, reimbursement or payment of such expenses as are required to be paid or reimbursed by the Borrower under the Credit Agreement or such commitment letter and fee letters..
Without limiting the generality of the provisions of Section 8.3(c) of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Amendment shall be deemed to be satisfied with each document or other matter required hereunder to be satisfactory to such Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.
IV.         REALLOCATION AND INCREASE OF COMMITMENTS
4.1    Reallocation and Increase of Commitments; New Lender(s). The Lenders agree among themselves to reallocate their respective outstanding Loans and Commitments, as set forth on Schedule I, to, among other things, (a) permit one or more of the Lenders to increase their respective Commitments under the Credit Agreement (each, an “Increasing Lender”), and (b) allow certain additional Persons who qualify as Purchasing Lenders to become parties to the Credit Agreement, each as a Lender (each, a “New Lender”) by acquiring an interest in the Commitments. “Departing Lenders” means Lenders, if any, that desire to assign all of their rights and obligations as Lenders under the Credit Agreement to the other Lenders and to no longer be parties to the Credit Agreement.
4.2    Assignment by Certain Lenders. Each of the Administrative Agent, the Swing Line Lender, the Issuing Banks, and the Borrower consents to (a) the reallocation of the Commitments as set forth on Schedule I, (b) the reallocation of the outstanding Loans in accordance with each Lender’s Commitment Percentage as set forth on Schedule I, (c) the increase in each Increasing Lender’s Commitment as set forth on Schedule I, (d) each Departing Lender’s assignment of its rights and obligations under the Credit Agreement to the Increasing Lenders and the New Lenders, to the extent needed to achieve the Commitment levels set forth on Schedule I, and (e) each New Lender’s acquisition of an interest in the Commitments as set forth on Schedule I. On the Amendment Effective Date and after giving effect to such reallocation and increase of the Commitments, the Commitment and Commitment Percentage of each Lender shall be as set forth on Schedule I and the Commitment of each Departing Lender shall terminate.
4.3    Assignment Terms. The reallocation of the Commitments among the Lenders (including the New Lenders), including the assignment by the Departing Lenders of their rights and obligations under the Credit Agreement to the Lenders, shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit D to the Credit Agreement as if such Lenders and the Departing Lenders had executed an Assignment and Assumption with respect to such reallocation. The Administrative Agent hereby waives the processing and recordation fees set forth in Section 9.6(c) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 4.3.
V. AFFIRMATION AND RATIFICATION
Each Loan Party hereby (a) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall not in any way release, diminish, impair, reduce, or, except as expressly stated herein, otherwise affect its obligations under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, (b) ratifies and affirms its obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party, and (c) acknowledges, renews and extends its continued liability under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party. The Initial Guarantor expressly ratifies the Subsidiary Guarantee and ratifies and confirms that the Subsidiary Guarantee remains in full force and effect, including with respect to the Obligations as amended hereby.
VI. MISCELLANEOUS
This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed and interpreted in accordance with the law of the State of New York. The provisions of Sections 9.10 (Jurisdiction; Venue) and 9.13 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated by reference. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. This Amendment constitutes a Loan Document. Except as otherwise expressly provided by this Amendment, all of the provisions of the Credit Agreement shall remain the same.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.
BORROWER:
PHILLIPS 66 PARTNERS LP

By PHILLIPS 66 PARTNERS GP LLC,
its General Partner

By: /s/ John D. Zuklic /s/
Name: John D. Zuklic
Title: Vice President and Treasurer

INITIAL GUARANTOR:
PHILLIPS 66 PARTNERS HOLDINGS LLC

By: /s/ John D. Zuklic /s/
Name: John D. Zuklic
Title: Vice President and Treasurer

Signature Page to Second Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender
By: /s/ Muhammad Hasan /s/
Name: Muhammad Hasan
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as an Issuing Bank and a Lender
By: /s/ Stephen W. Warfel /s/
Name: Stephen W. Warfel
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

MIZUHO BANK, LTD. , as an Issuing Bank and a Lender
By: /s/ Leon Mo /s/
Name: Leon Mo
Title: Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

DNB CAPITAL LLC, as a Lender
By: /s/ Kristie Li /s/
Name: Kristie Li
Title: Senior Vice President
By: /s/ Caroline Adams /s/
Name: Caroline Adams
Title: First Vice President
DNB BANK ASA, NEW YORK BRANCH, as an Issuing Bank
By: /s/ Kristie Li /s/
Name: Kristie Li
Title: Senior Vice President
By: /s/ Caroline Adams /s/
Name: Caroline Adams
Title: First Vice President

Signature Page to Second Amendment to Credit Agreement

BANK OF AMERICA, N.A., as a Lender
By: /s/ Greg M. Hall /s/
Name: Greg M. Hall
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender
By: /s/ John Frazell /s/
Name: John Frazell
Title: Director

Signature Page to Second Amendment to Credit Agreement

BARCLAYS BANK PLC, as a Lender
By: /s/ Christopher Aitkin /s/
Name: Christopher Aitkin
Title: Assistant Vice President

Signature Page to Second Amendment to Credit Agreement

BNP PARIBAS, as a Lender
By: /s/ Gregoire Poussard /s/
Name: Gregoire Poussard
Title: Vice President
By: /s/ Karim Remtoula /s/
Name: Karim Remtoula
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

CITIBANK, N.A. , as a Lender
By: /s/ Maureen Maroney /s/
Name: Maureen Maroney
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By: /s/ Robert Hetu /s/
Name: Robert Hetu
Title: Authorized Signatory
By: /s/ Lorenz Meier /s/
Name: Lorenz Meier
Title: Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By: /s/ Ming K. Chu /s/
Name: Ming K. Chu
Title: Director
By: /s/ John S. McGill /s/
Name: John S. McGill
Title: Director

Signature Page to Second Amendment to Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Josh Rosenthal /s/
Name: Josh Rosenthal
Title: Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

ROYAL BANK OF CANADA, as a Lender
By: /s/ Kristan Spivey /s/
Name: Kristan Spivey
Title: Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

THE TORONTO DOMINION BANK, NEW YORK BRANCH, as a Lender
By: /s/ Annie Dorval /s/
Name: Annie Dorval
Title: Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

BAYERISCHE LANDESBANK, NEW YORK BRANCH, as a Lender
By: /s/ Rolf Siebert /s/
Name: Rolf Siebert
Title: Executive Director

By: /s/ Varbin Staykoff /s/
Name: Varbin Staykoff
Title: Senior Director

Signature Page to Second Amendment to Credit Agreement

COMMERZBANK AG, NEW YORK BRANCH, as a Lender
By: /s/ Barbara Stacks /s/
Name: Barbara Stacks
Title: Director

By: /s/ Justin Hull /s/
Name: Justin Hull
Title: Associate

Signature Page to Second Amendment to Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By: /s/ Steven Smith /s/
Name: Steven Smith
Title: Director #20290

Signature Page to Second Amendment to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ David B. Mitchell /s/
Name: David B. Mitchell
Title: Executive Vice President

Signature Page to Second Amendment to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By: /s/ James D. Weinstein /s/
Name: James D. Weinstein
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ John Prigge /s/
Name: John Prigge
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

WELLS FARGO BANK, N.A., as a Lender
By: /s/ Doug McDowell /s/
Name: Doug McDowell
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

SUNTRUST BANK, as a Lender
By: /s/ Yann Pirio /s/
Name: Yann Pirio
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

SCHEDULE I
COMMITMENTS

Lender	Commitment	Commitment Percentage
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$42,000,000	5.60000000%
Mizuho Bank, Ltd.	42,000,000	5.60000000%
DNB Capital LLC	42,000,000	5.60000000%
Bank of America, N.A.	42,000,000	5.60000000%
Barclays Bank PLC	42,000,000	5.60000000%
BNP Paribas	42,000,000	5.60000000%
Citibank, N.A.	42,000,000	5.60000000%
Credit Suisse AG, Cayman Islands Branch	42,000,000	5.60000000%
Deutsche Bank AG New York Branch	42,000,000	5.60000000%
Goldman Sachs Bank USA	42,000,000	5.60000000%
JPMorgan Chase Bank, N.A.	42,000,000	5.60000000%
Royal Bank of Canada	42,000,000	5.60000000%
The Bank of Nova Scotia	42,000,000	5.60000000%
The Toronto Dominion Bank, New York Branch	42,000,000	5.60000000%
Bayerische Landesbank, New York Branch	20,250,000	2.70000000%
Commerzbank AG, New York Branch	20,250,000	2.70000000%
HSBC Bank USA, National Association	20,250,000	2.70000000%
PNC Bank, National Association	20,250,000	2.70000000%
Sumitomo Mitsui Banking Corporation	20,250,000	2.70000000%
U.S. Bank National Association	20,250,000	2.70000000%
Wells Fargo Bank, N.A.	20,250,000	2.70000000%
SunTrust Bank	20,250,000	2.70000000%

Total	$750,000,000	100.00000000%

Schedule 1